UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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August 18, 2004 (August 17, 2004)
(Date of Report (date of earliest event reported))

PHH Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	Commission File No. 1-7797	52-0551284 (I.R.S. Employer Identification Number)

1 Campus Drive Parsippany, New Jersey (Address of principal executive office) office)		07054 (Zip Code)

(973) 428-9700
(Registrant's telephone number, including area code)

Item 5. Other Events

Except as expressly indicated or unless the context otherwise requires, "PHH", "we", "our", or "us" means PHH Corporation, a Maryland corporation, and its subsidiaries.

We have terminated discussions with the party referred to in our Current Report on Form 8-K dated July 21, 2004 regarding the potential sale of our mortgage business. We will continue the process of receiving proposals and holding preliminary discussions with other parties regarding the sale of such business and, as previously stated, are also considering other strategic alternatives for the business. Due to the preliminary nature of the current discussions, the potential net proceeds from, and structure of, any such transaction can not be determined at this time.

Statements about future results made herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. PHH cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in PHH’s Form 10-Q for the quarterly period ended June 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

Date: August 18, 2004	By:	/s/ Eric Bock

Eric J. Bock Executive Vice President - Law and Corporate Secretary